Exhibit 15.2
[Letterhead of Maples and Calder]
Our ref JSN/630408/3646251 v1
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Agria Corporation
21/F Tower B
PingAn International Finance Center
1-3 Xinyuan South Road
Chaoyang District
Beijing 100027
People’s Republic of China
29 December 2009
Dear Sirs,
Re: Agria Corporation (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of December 2009.
Yours faithfully,
/s/ Maples and Calder

Maples and Calder